As filed with the Securities and Exchange Commission on February 6, 2007

                                                   Registration No. 333- 130373
===============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                 -------------------------------------------
                       Post-Effective Amendment No. 2 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                 --------------------------------------------

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
            (Exact name of Registrant as specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                  06-1204982
                     (I.R.S. Employer Identification No.)

                          1285 Avenue of the Americas
                           New York, New York 10019
                                 212-713-2000
  (Address and telephone number of Registrant's principal executive offices)

                            Gregory D. Walker, Esq.
               Mortgage Asset Securitization Transactions, Inc.
                          1285 Avenue of the Americas
                           New York, New York 10019
                                 212-713-2000

           (Name, address and telephone number of agent for service)
                 --------------------------------------------

                                                  Copies to:

    Thomas J. Amico, Esq.         Richard M. Horowitz, Esq.            Frank Polverino, Esq.               Carlos Rodriguez, Esq.
       McKee Nelson LLP            Thacher Proffitt & Wood       Cadwalader, Wickersham & Taft LLP           Sidley Austin LLP
    One Battery Park Plaza        Two World Financial Center         One World Financial Center              787 Seventh Avenue
   New York, New York 10004       New York, New York 10281           New York, New York 10281            New York, New York 10019
         917-777-4200                    212-912-7400                       212-504-6820                         212-839-5300
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

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Mortgage Asset Securitization Transactions, Inc. is being filed for the sole purpose of filing new Exhibits 5.4, 8.4 and 23.4 and shall become effective immediately upon filing with the Securities and Exchange Commission.
===============================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

            SEC Registration Fee                              107.00
            Legal Fees and Expenses                       110,000.00
            Accounting Fees and Expenses                   60,000.00
            Trustees' Fees and Expenses                    10,000.00
              (including counsel fees)
            Printing and Engraving Expenses                16,000.00
            Rating Agency Fees                            250,000.00
            Miscellaneous                                 150,000.00
            Total                                         596,107.00


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

            Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

            Section 6(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the Registration Statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with certain written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

            The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders or the Issuer or the Noteholders, as applicable, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement for each series of Certificates and the Sale and Servicing Agreement for each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement and related Certificates or such Sale and Servicing Agreement and related Notes, as applicable, other than such expenses related to particular Loans.

ITEM 16.  EXHIBITS.

    *1.1  Form of Underwriting Agreement.
    *3.1  Certificate of Incorporation of the Registrant.
    *3.2  By-Laws of the Registrant.
    *4.1  Form of Pooling and Servicing Agreement.
    *4.2  Form of Owner Trust Agreement.
    *4.3  Form of Indenture.
    *4.4  Form of Sale and Servicing Agreement (relating to Notes).
    *5.1  Opinion of McKee Nelson LLP with respect to legality.
    *5.2  Opinion of Thacher Proffitt & Wood with respect to legality.
    *5.3 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain legal matters.
  ***5.4  Opinion of Sidley Austin LLP with respect to legality.
    *8.1  Opinion of McKee Nelson LLP with respect to certain tax matters.
    *8.2 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.2).
    *8.3 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.3).
  ***8.4 Opinion of Sidley Austin LLP with respect to certain tax matters (included as part of Exhibit 5.4).
   *23.1  Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and
          8.1).
   *23.2 Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.2). *23.3 Consent of Cadwalader, Wickersham & Taft LLP (included as part of
          Exhibit 5.3).
 ***23.4  Consent of Sidley Austin LLP (included as part of Exhibit 5.4).
   *24.1 Power of Attorney (included in the signature pages to this Registration Statement).
   *99.1  Form of FHA Mortgage Insurance Certificate (28.1**).
   *99.2  Form of VA Loan Guaranty (28.2**).
   *99.3  Form of Pool Insurance Policy (28.3**).
   *99.4  Form of Special Hazard Credit Insurance Policy (28.4**).
   *99.5  Form of Bankruptcy Bond (28.5**).


   *99.6  Form of Letter of Credit (28.6**).
---------------- --------------------------------------------

*       Previously filed or incorporated by reference.

**      Exhibit number in Registration Statement on Form S-11
        (File No. 33-14827).

***     Filed herewith.

ITEM 17. UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933, as amended;

                   (ii) to reflect in the prospectus any facts or events
            arising after the effective date of the Registration Statement
            (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.
            Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to
            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in this Registration
Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other


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than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.     The Registrant hereby undertakes that, except as otherwise  provided by
Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.



                                     II-4
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===============================================================================

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, Mortgage Asset Securitization Transactions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of February, 2007.



                                  MORTGAGE ASSET SECURITIZATION
                                  TRANSACTIONS, INC.


                                  By: /s/ David Martin
                                      ----------------------------------
                                  Name:  David Martin
                                  Title: President and Chief Executive Officer

===============================================================================

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated.

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

SIGNATURE                          TITLE                                                     DATE
---------                          -----                                                     ----

       /s/ David Martin            Chairman, President and Chief Executive Officer           February 6, 2007
------------------------------
David Martin                       (Principal Executive Officer)


                    *              Managing Director                                         February 6, 2007
------------------------------
Per Dyrvik                         (Principal Accounting and Financial Officer)

                    *              Managing Director                                         February 6, 2007
------------------------------
Hugh Corcoran

                    *              Managing Director                                         February 6, 2007
------------------------------

Peter Slagowitz


By:     /s/ David Martin
        ----------------------
        Name:   David Martin
        Title:  President and Chief Executive Officer

* David Martin by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to power of attorney duly executed by such person and previously filed.



                                     II-5
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                                 EXHIBIT INDEX
                                 -------------


      *1.1  Form of Underwriting Agreement.
      *3.1  Certificate of Incorporation of the Registrant.
      *3.2  By-Laws of the Registrant.
      *4.1  Form of Pooling and Servicing Agreement.
      *4.2  Form of Owner Trust Agreement.
      *4.3  Form of Indenture.
      *4.4  Form of Sale and Servicing Agreement (relating to Notes).
      *5.1  Opinion of McKee Nelson LLP with respect to legality.
      *5.2  Opinion of Thacher Proffitt & Wood with respect to legality.
      *5.3 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain legal matters.
    ***5.4  Opinion of Sidley Austin LLP with respect to legality.
      *8.1 Opinion of McKee Nelson LLP with respect to certain tax matters. *8.2 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.2).
      *8.3 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.3).
    ***8.4 Opinion of Sidley Austin LLP with respect to certain tax matters (included as part of Exhibit 5.4).
     *23.1  Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and
            8.1).
     *23.2  Consent of Thacher Proffitt & Wood (included as part of Exhibit
            5.2).
     *23.3  Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 5.3).
   ***23.4  Consent of Sidley Austin LLP (included as part of Exhibit 5.4).
     *24.1 Power of Attorney (included in the signature pages to this Registration Statement).
     *99.1  Form of FHA Mortgage Insurance Certificate (28.1**).
     *99.2  Form of VA Loan Guaranty (28.2**).
     *99.3  Form of Pool Insurance Policy (28.3**).
     *99.4  Form of Special Hazard Credit Insurance Policy (28.4**).
     *99.5  Form of Bankruptcy Bond (28.5**).
     *99.6  Form of Letter of Credit (28.6**).
-----------------------------------------------

*         Previously filed or incorporated by reference.

**        Exhibit number in Registration Statement on Form S-11
          (File No. 33-14827).

***       Filed herewith.



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